Exhibit 23 (a)



INDEPENDENT AUDITORS' CONSENT
-----------------------------


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Taubman Centers, Inc. of our reports dated February 29, 1996, on the financial statements of Taubman Centers, Inc., the consolidated financial statements and related schedules of The Taubman Realty Group Limited Partnership and the combined financial statements and related schedules of the Unconsolidated Joint Ventures of The Taubman Realty Group Limited Partnership appearing in the Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 1995, and our report dated July 31, 1996, on the historical summaries of revenues and direct operating expenses of Fairlane Town Center for the three years ended December 31, 1995, appearing in the Current Report on Form 8-K of Taubman Centers, Inc. dated July 19, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




Deloitte & Touche LLP
Detroit, Michigan
January 10, 1997